UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2017

GEORGETOWN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35595	80-0817763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 East Main Street, Georgetown, MA	01833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      978-352-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Georgetown Bancorp, Inc. (the “Company”) completed its merger (the “Merger”) with Bright Star, Inc., a subsidiary of Salem Five Bancorp (“Salem Five”), effective as of 11:57 p.m. on May 23, 2017 (the “Effective Time”), pursuant to an Agreement and Plan of Merger, dated as of October 5, 2016, by and among Salem Five, Bright Star, Inc. and the Company (the “Merger Agreement”). As a result of the consummation of the transactions contemplated by the Merger Agreement, as of the Effective Time, each share of common stock of the Company outstanding immediately prior to the Effective Time (other than those owned by the Company as treasury stock, or owned by any subsidiary of the Company) was converted into the right to receive $26.00 in cash in accordance with the Merger Agreement (the “Merger Consideration”). Pursuant to the Merger Agreement, as of the Effective Time, each outstanding and unexercised option to acquire shares of the Company’s common stock and each outstanding restricted stock award was terminated and cancelled.

Additional information and details of the Merger Agreement were previously disclosed in the proxy statement filed by Company with the Securities and Exchange Commission (“SEC”) on January 3, 2017 (SEC File No. 001-35595) (the “Proxy Statement”). Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement which is included as Appendix A in the Proxy Statement and is incorporated by reference herein

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

The information disclosed in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

In connection with the consummation of the Merger, on May 23, 2017, the Company notified the NASDAQ Stock Market (“NASDAQ”) that, as of the Effective Time, each share of common stock of the Company outstanding immediately prior to the Effective Time (other than those owned by the Company as treasury stock, or owned by any subsidiary of the Company) would be converted into and become exchangeable for the Merger Consideration and requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on NASDAQ. Salem Five, as successor to the Company, intends to file a Form 15 with respect to the Company’s common stock requesting the deregistration of the Company’s common stock under Section 12 of the Securities Exchange Act of 1934 and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information disclosed in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

As a result of the consummation of the transactions contemplated by the Merger Agreement, as of the Effective Time, holders of the Company’s shares of common stock ceased to have any rights as stockholders of the Company and were entitled only to receive the Merger Consideration in accordance with the Merger Agreement.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information disclosed in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

As a result of the consummation of the transactions contemplated by the Merger Agreement, as of the Effective Time, pursuant to the terms of the Merger Agreement, Bright Star, Inc. merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Salem Five.

As previously disclosed, the Merger Agreement was approved by the Company’s stockholders at a special meeting of stockholders held on February 13, 2017.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information disclosed in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

As a result of the consummation of the transactions contemplated by the Merger Agreement, as of the Effective Time, the Company’s directors and executive officers ceased serving in such capacities.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GEORGETOWN BANCORP, INC.

DATE: May 23, 2017	By:	/s/ Robert E. Balletto
Robert E. Balletto
President and Chief Executive Officer